Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE FIRST QUARTER OF 2019

•	Assets under management ends the first quarter at $37.1 billion.
•	Q1 2019 revenue decreases 5 percent to $37.4 million from Q1 2018.
•	Q1 2019 GAAP diluted earnings per share decreases 15 percent to $0.17 from Q1 2018.
•	Board declares a quarterly dividend of $0.03 per share.

NEW YORK, April 17, 2019 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP basic and diluted net income and earnings per share for the three months ended March 31, 2019 and 2018 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended March 31,
	2019	2018
	(unaudited)
Basic Net Income	$3,102	$3,523
Basic Earnings Per Share	$0.17	$0.20

Diluted Net Income	$12,808	$14,226
Diluted Earnings Per Share	$0.17	$0.20

GAAP diluted net income and GAAP diluted earnings per share were $12.8 million and $0.17 respectively, for the three months ended March 31, 2019, and $14.2 million and $0.20, respectively, for the three months ended March 31, 2018.

In evaluating the results of operations, management also reviews non-GAAP measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business.  For the three months ended March 31, 2019 and 2018, no adjustments were made to GAAP earnings, resulting in the same GAAP and non-GAAP measures of earnings.  For the three months ended December 31, 2018, earnings were adjusted to exclude changes to the deferred tax asset and corresponding liability to the Company's selling and converting shareholders during the fourth quarter of 2018. Management uses the non-GAAP measures to assess the strength of the underlying operations of the business.  It believes the non-GAAP measures provide information to further analyze the Company's operations between periods and over time.  Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2019[1]	2018	2018	2019[1]	2018
Separately Managed Accounts
Assets
Beginning of Period	$12.6	$14.6	$15.0	$14.6	$13.0
Inflows	1.2	0.1	0.4	2.5	1.3
Outflows	(1.1)	(0.2)	(0.6)	(2.4)	(1.6)
Net Flows	0.1	(0.1)	(0.2)	0.1	(0.3)
Market Appreciation/(Depreciation)	1.1	(1.9)	(0.2)	(0.9)	1.9
End of Period	$13.8	$12.6	$14.6	$13.8	$14.6

Sub-Advised Accounts
Assets
Beginning of Period Assets	$18.8	$22.2	$21.8	$21.3	$17.6
Inflows	1.0	0.6	0.6	3.4	3.2
Outflows	(0.7)	(0.6)	(0.7)	(2.4)	(2.0)
Net Flows	0.3	—	(0.1)	1.0	1.2
Market Appreciation/(Depreciation)	1.9	(3.4)	(0.4)	(1.3)	2.5
End of Period	$21.0	$18.8	$21.3	$21.0	$21.3

Pzena Funds
Assets
Beginning of Period Assets	$2.0	$2.1	$1.7	$1.8	$1.4
Inflows	0.2	0.3	0.1	0.9	0.5
Outflows	(0.1)	(0.1)	—	(0.3)	(0.3)
Net Flows	0.1	0.2	0.1	0.6	0.2
Market Appreciation/(Depreciation)	0.2	(0.3)	—	(0.1)	0.2
End of Period	$2.3	$2.0	$1.8	$2.3	$1.8

Total
Assets
Beginning of Period	$33.4	$38.9	$38.5	$37.7	$32.0
Inflows	2.4	1.0	1.1	6.8	5.0
Outflows	(1.9)	(0.9)	(1.3)	(5.1)	(3.9)
Net Flows	0.5	0.1	(0.2)	1.7	1.1
Market Appreciation/(Depreciation)	3.2	(5.6)	(0.6)	(2.3)	4.6
End of Period	$37.1	$33.4	$37.7	$37.1	$37.7

1 Adjusted from the preliminary assets under management amount of $37.0 billion reported on April 8, 2019.

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Separately Managed Accounts	$18,596	$18,324	$20,082
Sub-Advised Accounts	15,007	14,832	16,451
Pzena Funds	3,807	3,243	2,719
Total	$37,410	$36,399	$39,252

Revenue was $37.4 million for the first quarter of 2019, an increase of 2.8% from $36.4 million for the fourth quarter of 2018, and a decrease of 4.7% from $39.3 million for the first quarter of 2018.

Included in these amounts for the first quarter of 2019 were performance fees recognized of $0.4 million, compared to $0.3 million for the fourth quarter of 2018, and $0.9 million for the first quarter of 2018.

Average assets under management for the first quarter of 2019 were $36.1 billion, compared to $36.1 billion for the fourth quarter of 2018, and decreasing 7.0% from $38.8 billion for the first quarter of 2018.  The decrease from the first quarter of 2018 primarily reflects market depreciation during the fourth quarter of 2018.

The weighted average fee rate was 0.414% for the first quarter of 2019, increasing from 0.404% for the fourth quarter of 2018, and from 0.405% for the first quarter of 2018.

The weighted average fee rate for separately managed accounts was 0.550% for the first quarter of 2019, increasing from 0.541% for the fourth quarter of 2018, and from 0.534% for the first quarter of 2018. The increase from the fourth and first quarters of 2018 reflects an increase in assets in non-U.S. strategies that generally carry higher fee rates.

The weighted average fee rate for sub-advised accounts was 0.295% for the first quarter of 2019, increasing from 0.289% for the fourth quarter of 2018, and decreasing from 0.300% for the first quarter of 2018. The increase from the fourth quarter of 2018 reflects an increase in assets in non-U.S. strategies that generally carry higher fee rates. The decrease from the first quarter of 2018 reflects a decrease in performance fees recognized during the first quarter of 2019, partially offset by an increase in assets in non-U.S. strategies that generally carry higher fee rates. In addition, certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years.  During the first quarter of 2019 and fourth quarter of 2018, we recognized a $0.3 million and $0.2 million reduction in base fees, respectively, related to one client account. A reduction in base fees was not recognized during first quarter of 2018.  To the extent the three-year performance record of this account fluctuates relative to its relevant benchmark, the amount of base fees recognized may vary.

The weighted average fee rate for Pzena funds was 0.679% for the first quarter of 2019, increasing from 0.644% for the fourth quarter of 2018, and from 0.599% for the first quarter of 2018. The increase from the fourth and first quarters of 2018 reflects a decrease in fund expense cap reimbursements recognized during the first quarter of 2019, which are presented net against revenue. The remainder of the increase from the fourth and first quarters of 2018 reflects an increase in assets in products that generally carry higher fee rates.

Total operating expenses were $21.2 million for the first quarter of 2019, increasing from $17.4 million for the fourth quarter of 2018 and from $19.3 million for the first quarter of 2018.  The increase in operating expenses from the fourth quarter of 2018 primarily reflects an increase in compensation and benefits expense and an increase in general and administrative costs during the first quarter of 2019.  First quarter 2019 and 2018 compensation expenses include expenses associated with tax payments and the Company's employee profit sharing and savings plan, which generally do not recur during the year. The remainder of the increase from the fourth quarter of 2018 and from the first quarter of 2018 reflects an increase in compensation rates. The increase in general and administrative expenses from the fourth and first quarters of 2018 reflects an increase in professional fees. The increase in general and administrative expenses from the first quarter of 2018 also reflects an increase in data and systems expenses.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Compensation and Benefits Expense	$17,189	$13,899	$16,174
General and Administrative Expense	4,027	3,549	3,155
Operating Expenses	$21,216	$17,448	$19,329

As of March 31, 2019, employee headcount was 110, up from 106 at December 31, 2018, and from 105 at March 31, 2018.

The operating margin was 43.3% for the first quarter of 2019, compared to 52.1% for the fourth quarter of 2018, and 50.8% for the first quarter of 2018.

Other income/ (expense) was income of approximately $1.8 million for the first quarter of 2019, an expense of $3.0 million for the fourth quarter of 2018, and an expense of $0.1 million for the first quarter of 2018.

Other income/ (expense) primarily reflects the fluctuations in the gains/ (losses) and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan.  Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests. Excluding the outside interests of the Company's investment partnerships and the impact of changes in the liability to the Company’s selling and converting shareholders during the fourth quarter of 2018, other income/ (expense) was income of approximately $1.7 million for the first quarter of 2019, an expense of $2.9 million for fourth quarter of 2018, and an expense of $0.1 million for the first quarter of 2018.  Details of other income/ (expense), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net Interest and Dividend Income	$279	$332	$98
Gains/ (Losses) and Other Investment Income	1,595	(3,386)	(163)
Change in Liability to Selling and Converting Shareholders[1]	—	87	—
Other (Expense)/ Income	(55)	(34)	15
GAAP Other Income/ (Expense)	1,819	(3,001)	(50)
Change in Liability to Selling and Converting Shareholders[1]	—	(87)	—
Outside Interests of Investment Partnerships[2]	(128)	221	(30)
Non-GAAP Other Income/ (Expense), Net of Outside Interests	$1,691	$(2,867)	$(80)

[1]

Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

[2]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expenses of $2.1 million for the first quarter of 2019, $2.1 million for the fourth quarter of 2018, and $2.2 million for the first quarter of 2018.

Details of the income tax expense, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
GAAP Income Tax Expense	$2,071	$2,101	$2,207

Non-GAAP Corporate Income Tax Expense	$1,365	$993	$1,469
Non-GAAP Unincorporated and Other Business Tax Expense	706	775	738
Non-GAAP Income Tax Expense	2,071	1,768	2,207
Change due to Prior Period Adjustments[1]	—	333	—
GAAP Income Tax Expense	$2,071	$2,101	$2,207

[1]

Reflects the impact of a prior period adjustment to the deferred tax asset established as part of the Company’s initial public offering and subsequent unit conversions recognized during the fourth quarter of 2018.

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Operating Company Allocation	$12,712	$11,533	$14,113
Outside Interests of Investment Partnerships[1]	128	(221)	30
GAAP Net Income Attributable to Non-Controlling Interests	$12,840	$11,312	$14,143

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

On April 17, 2019, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock.  The following dates apply to the dividend:

Record Date:       April 30, 2019

Payment Date:    May 17, 2019

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.58 per share of its Class A common stock.

First Quarter 2019 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Thursday, April 18, 2019.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106.  Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through May 2, 2019, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 8, 2019 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC.  In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-583-0225 or bachman@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	March 31,	December 31,
	2019	2018
	(unaudited)
ASSETS
Cash and Cash Equivalents	$14,731	$38,099
Restricted Cash	1,029	1,028
Due from Broker	177	64
Advisory Fees Receivable	32,866	32,590
Investments	39,033	50,470
Prepaid Expenses and Other Assets	3,741	6,099
Right-of-use Assets	14,704	—
Deferred Tax Asset	35,631	37,232
Property and Equipment, Net of Accumulated
Depreciation of $3,974 and $3,724, respectively	5,658	5,394
TOTAL ASSETS	$147,570	$170,976

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$18,018	$37,266
Due to Broker	74	360
Liability to Selling and Converting Shareholders	32,389	32,389
Lease Liabilities	15,066	—
Deferred Compensation Liability	1,190	1,845
Other Liabilities	—	108
TOTAL LIABILITIES	66,737	71,968

Equity:
Total Pzena Investment Management, Inc.'s Equity	22,880	33,002
Non-Controlling Interests	57,953	66,006
TOTAL EQUITY	80,833	99,008
TOTAL LIABILITIES AND EQUITY	$147,570	$170,976

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended
	March 31,
	2019	2018
REVENUE	$37,410	$39,252

EXPENSES
Compensation and Benefits Expense	17,189	16,174
General and Administrative Expense	4,027	3,155
TOTAL OPERATING EXPENSES	21,216	19,329
Operating Income	16,194	19,923

Other Income	1,819	(50)

Income Before Taxes	18,013	19,873

Income Tax Expense	2,071	2,207
Consolidated Net Income	15,942	17,666

Less: Net Income Attributable to Non-Controlling Interests	12,840	14,143

Net Income Attributable to Pzena Investment Management, Inc.	$3,102	$3,523

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$3,102	$3,523
Basic Earnings per Share	$0.17	$0.20
Basic Weighted Average Shares Outstanding	18,278,773	18,015,368

Net Income for Diluted Earnings per Share	$12,808	$14,226
Diluted Earnings per Share	$0.17	$0.20
Diluted Weighted Average Shares Outstanding	74,258,120	72,285,962